UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August __, 2007

PGMI, INC.
(Exact name of registrant as specified in its charter)

Utah	000-32195	87-0319410
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Merchant Street, Suite 3100, Honolulu, Hawaii 96813
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (808) 585-8880

HAPS USA, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐                     Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 15, 2007, PGMI, Inc. issued a press release to announce the resignation of certain directors, the failure to file its most recent Form 10-QSB, the delisting of its stock from the OTC Bulletin Board, and the appointment by a Utah court of Michael Labertew as receiver and custodian, Case Number 070906630, effective upon recording of the notice and the posting of a $5000 bond with the Utah Court, which was done on July 2, 2007. The press release also contained an announcement that the receiver is working on a plan to bring the Company into compliance with its filing obligations under the securities laws, and that the Company is intending to implement the 30:1 reverse stock split that was put before shareholders of the Company in January 2007.

As a result of the depressed share price, the company’s needs for funding, and the excess number of shares presently issued and outstanding, effective August 15, 2007, the Receiver and Mr. Buck will implement the 30:1 reverse stock split that was previously favorably voted on by the shareholders of the PGMI in January, 2007, but was not consummated at that time due to a lack of a quorum of the common shareholders.  The Receiver is attempting to communicate with the inside directors of the company in Japan, to determine if they will continue to operate the company or if other management will be retained.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.  No additional information is included in this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1	Press Release issued August 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGMI, INC.

Date: August 15, 2007	By:	/s/ Michael Labertew
Michael Labertew

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued August 15, 2007

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